Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-238679) pertaining to the Employees’ Savings Plan of AnPac Bio-Medical Science Co., Ltd. of our report dated May 15, 2020, with respect to the consolidated financial statements of AnPac Bio-Medical Science Co., Ltd. incorporated by reference in this Annual Report (Form 20-F) for the year ended December 31, 2021.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

May 16, 2022